UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

1-5324	NORTHEAST UTILITIES (a Massachusetts voluntary association) One Federal Street, Building 111-4 Springfield, Massachusetts 01105 Telephone number: (413) 785-5871	04-2147929

0-7624	WESTERN MASSACHUSETTS ELECTRIC COMPANY (a Massachusetts corporation) One Federal Street, Building 111-4 Springfield, Massachusetts 01105 Telephone number: (413) 785-5871	04-1961130

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01.	Other Events.

On April 4, 2012, the Massachusetts Department of Public Utilities (“DPU”) issued an Order (the “Order”) in Docket No. 10-170-B, the proceeding to consider the joint application for approval of the merger transaction involving Northeast Utilities (“NU”) and NSTAR. The Order approved the merger pursuant to the terms and provisions of the Settlement Agreements, dated February 15, 2012, referred to below. The post-merger company will provide electric and gas energy delivery services through six regulated electric and gas utilities in Connecticut, Massachusetts and New Hampshire serving nearly 3.5 million electric and gas customers.

A copy of the Order is attached hereto as Exhibit 99.1. In addition, NU and NSTAR issued a joint press release announcing the DPU’s approval, which is attached hereto as Exhibit 99.2.

The Connecticut Public Utilities Regulatory Authority approved the merger in its Decision issued on April 2, 2012.

On October 16, 2010, upon unanimous approval from their respective Boards of Trustees, NU and NSTAR entered into an Agreement and Plan of Merger (“the Merger Agreement”). The transaction was structured as a merger of equals in a stock-for-stock exchange. Upon the terms and subject to the conditions set forth in the Merger Agreement, at closing, NSTAR will become a wholly-owned subsidiary of NU. On March 4, 2011, shareholders of each company approved the merger and adopted the Merger Agreement. Under the terms of the Merger Agreement, NSTAR shareholders will receive 1.312 NU common shares for each NSTAR common share that they own.

Completion of the merger was subject to various customary conditions, including receipt of required regulatory approvals. Acting pursuant to the terms of the Merger Agreement, on October 14, 2011, NU and NSTAR formally extended the date by which either party had the right to terminate the Merger Agreement should all required closing conditions not be satisfied, including receipt of all required regulatory approvals, from October 16, 2011 to April 16, 2012.

The Order confirms the NU and NSTAR comprehensive merger-related agreements (“Settlement Agreements”) with both the Massachusetts Department of Energy Resources (“DOER”) and the Office of the Attorney General of the Commonwealth of Massachusetts (“AG”) reached on February 15, 2012.

The first Settlement Agreement, between NU, NSTAR, NU’s wholly-owned subsidiary Western Massachusetts Electric Company (“WMECO”), and NSTAR’s wholly-owned subsidiaries NSTAR Electric Company and NSTAR Gas Company, was reached with the AG and the DOER (collectively, the “Settling Parties”). This agreement covers a variety of rate-making and rate design issues, including a distribution rate freeze until 2016 for NSTAR Electric, NSTAR Gas and WMECO.

NSTAR Electric Company, NSTAR Gas Company and WMECO also entered into a second Settlement Agreement with the DOER. This agreement covers a variety of matters impacting the advancement of Massachusetts clean energy goals established by the Green Communities Act and Global Warming Solutions Act.

Pursuant to the terms and provisions of the Settlement Agreements, the Settling Parties agreed that the proposed merger between NU and NSTAR set forth in the Merger Agreement and proposed to be approved by the DPU is consistent with the public interest. The DPU concurred in its Order.

NU and NSTAR now anticipate closing the merger on April 10, 2012.

For further information regarding the pending NU-NSTAR merger, please refer to the Registration Statement on Form S-4 (Registration No. 333-170754) filed by NU with the Securities and Exchange Commission in connection with the merger; NU’s Annual Report on Form 10-K for the year ended December 31, 2011, and NU’s Current Reports on Form 8-K filed on January 5, 2012, January 19, 2012, February 15, 2012, February 21, 2012, March 13, 2012, March 27, 2012 and April 3, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Massachusetts Department of Public Utilities Order in Docket No. 10-170, dated April 4, 2012.

99.2	Joint Press Release of NU and NSTAR announcing the Order, issued April 4, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES WESTERN MASSACHUSETTS ELECTRIC COMPANY (Registrants)

April 5, 2012	By:	/s/ JAY S. BUTH
Jay S. Buth Vice President-Accounting and Controller

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